                                                                   EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND AS PERMITTED BY THE SECURITIES PURCHASE AGREEMENT OF EVEN DATE HEREWITH, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.


No.                                                      $

                           INTERNET SPORTS NETWORK, INC.


                5% REDEEMABLE CONVERTIBLE DEBENTURE DUE MAY 9, 2003

              THIS DEBENTURE (this "Debenture") is one of a duly authorized issue of Debentures of INTERNET SPORTS NETWORK, INC., a corporation duly organized and existing under the laws of the State of Florida and having an office located at 101 Bloor Street West, Suite 200, Toronto, Ontario M5S 2Z7 Canada (the "Company"), designated as its 5% Redeemable Convertible Debentures Due May 9, 2003, in the aggregate principal amount of $1,956,082 (the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to                with an
address          , or its order (the "Holder"), the principal sum of $        on
May 9, 2003 (subject to extension as provided herein, the "Maturity Date") and to pay interest on the principal sum outstanding from time to time under this Debenture (the "Outstanding Principal Amount"), at the rate of 5% per annum payable only upon conversion, redemption, prepayment or exchange of this Debenture and when due (at stated Maturity Date or otherwise).
              Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing.

              This Debenture is made pursuant to a certain Securities Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and the Holder (and the other Holders named therein), and the Holder hereof is entitled to the benefits of the Purchase Agreement and may exercise the remedies provided for thereby or otherwise available in respect thereof, in case of any material breach thereof by the Company. (This Debenture and other Debentures identical in terms (except for name and face amount) issued to Holder and to other

Holders who are parties to the Purchase Agreement, are hereinafter collectively called the "Debentures".)

       1. RANK. The Debentures shall be termed senior debt and, except for the Company's Series 1 debentures, in the aggregate principal sum of US$300,000 and Cnd$750,000, respectively (the "Series 1 Debentures"), all payments of principal and interest in respect of the Debentures are senior to and prior in right of payment to all other indebtedness for borrowed money of the Company. The Company shall not issue any debt that is of senior rank to the Debentures in respect of rights or preferences as to payments upon liquidation, dissolution, winding up or otherwise of the Company. Any debt of the Company that is issued and outstanding immediately prior to the Closing Date shall rank pari passu with, or lower than, the Debentures.

       2.     INTEREST.

              (a) Interest is payable only on the portion of this Debenture being converted, redeemed, prepaid or exchanged and shall accrue daily commencing on the first business day to occur after the date hereof and shall continue until (and including) the earliest to occur of: (i) the Maturity Date;
(ii) only as to the portion of this Debenture being redeemed, the date of payment of the applicable redemption price; (iii) as to the outstanding principal amount of the Debenture being converted, the Conversion Date (as defined in Section 3(b) hereof); (iv) the day payment in full of the principal sum of this Debenture has been made; (v) only as to the portion of the Debenture being exchanged for Preferred Stock pursuant to the Exchange Agreement (as such terms are defined in the Purchase Agreement), the date of such exchange; or (vi) an event of a dissolution, liquidation or winding up of the Company.

              (b) The Company may, at its option, pay any or all such accrued interest either (i) in cash or (ii) if such shares are registered for resale under a registration statement in accordance with the Registration Rights Agreement, in shares of Common Stock valued at the applicable Conversion Price.

       3. CONVERSION. The Holder of Debentures shall have the following conversion rights ("Conversion Rights"):

              (a)    VOLUNTARY CONVERSION.

                     (i) At any time (the "Voluntary Conversion Date") on or after the earlier of (i) ninety-one (91) days from the Closing Date (as such term is defined in the Purchase Agreement) or (ii) the effective date of the Registration Statement (as such term is defined in the Registration Rights Agreement dated as of May 10, 2000 by and among the Company and the initial Holders of the Debentures (the "Registration Rights Agreement")), the Holder may, at such Holder's option, subject to the limitations set forth in Section 5 herein, elect to convert all or any portion of the Outstanding Principal Amount of this Debenture into a number of fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), equal to the quotient of (x) the Outstanding Principal Amount of this

Debenture (or the portion thereof being converted) divided by (y) the Conversion Price (as defined in Section 5(a) below) then in effect as of the Voluntary Conversion Date.

                     (ii) To convert this Debenture into full shares of Common Stock on the Voluntary Conversion Date, the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., E.S.T. on such date, a copy of a fully executed notice of conversion in the form attached hereto as EXHIBIT I (the "Conversion Notice") to the Company and (B) surrender to a common carrier for delivery to the Company the original Debenture being converted (or an indemnification undertaking with respect to such Debenture in the case of its loss, theft or destruction) and the originally executed Conversion Notice.

                     (iii) Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder. Upon receipt by the Company of the original Debenture to be converted in whole or in part pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall immediately and in no event later than three (3) business days after receipt by the Company of both, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the Outstanding Principal Amount of this Debenture submitted for conversion is greater than the Outstanding Principal Amount of this Debenture being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the original Debenture and at the Company's expense, issue and deliver to the Holder a new original Debenture representing the aggregate principal amount not converted.

              (b) MANDATORY CONVERSION. At the Maturity Date, the Outstanding Principal Amount of this Debenture, together (unless the Company elects to pay same in cash) with any accrued interest thereon to and including the Maturity Date, shall be automatically converted without any further action by the Holder and whether or not this Debenture is surrendered to the Company or its transfer agent (the "Mandatory Conversion Date" and, together with the Voluntary Conversion Date, sometimes hereinafter referred to as the "Conversion Date") into that number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Outstanding Principal Amount of Debentures on the Maturity Date divided by (ii) the Conversion Price in effect on the Maturity Date; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Debenture unless the original Debenture is either delivered to the Company or the Holder notifies the Company that such Debenture has been lost, stolen, or destroyed, and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

              (c) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Debentures shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the applicable Conversion Date.

              (d) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Debentures. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay an amount of cash to the Holder equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date.

              (e) NO IMPAIRMENT. In the event a holder shall elect to convert of Debentures as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court of competent jurisdiction, on notice, restraining and/or adjoining conversion of all or a portion of said Debentures shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price (as such terms are defined in Section 5 hereof) on the trading day preceding the date of the attempted conversion multiplied by the principal amount of the Debentures sought to be converted, which bond shall remain in full force and effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

       4. COMPANY'S FAILURE TO TIMELY CONVERT; LIQUIDATED DAMAGES. If within three (3) business days of the Company's receipt of the original Debenture to be converted and, in the case of a voluntary conversion, the Conversion Notice the Company shall fail to issue a certificate to a Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of this Debenture or to issue a new Debenture representing the principal amount of Debentures to which such Holder is entitled pursuant to Sections 3(a) or (b), in addition to all other available remedies which such Holder may pursue hereunder and under the Purchase Agreement (including indemnification pursuant to Article V thereof), under applicable law or otherwise, the Company shall pay additional damages to such Holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis pursuant to Sections 3(a) or (b), as applicable, and to which such Holder is entitled and, in the event the Company has failed to deliver a new debenture to the Holder on a timely basis pursuant to Section 3(a), the number of shares of Common Stock issuable upon conversion of the shares of Debentures represented by such Debenture, as of the last possible date which the Company could have timely issued such Debenture to such Holder and (B) the Closing Bid Price (as defined in Section 5 below) of the Common Stock on the last possible date which the Company could have timely issued such Common Stock certificate to such Holder. If the Company fails to pay the additional damages set forth in this
Section 3(d) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such amounts are paid in full.

       5.     CONVERSION PRICE.

              (a) The Conversion Price (the "Conversion Price"), with respect to any conversion of Debentures, shall be the lesser of (i) $2.90 per share or
(ii) an amount equal to ninety percent (90%) of the Average Share Price (as defined below), whichever is less.

              For purposes hereof, the term "Average Share Price" shall mean the average of the three (3) lowest Closing Bid Prices (as defined below) of the Company's shares of Common Stock during the ten (10) consecutive trading days immediately preceding the Conversion Date (the "Lookback Period"); PROVIDED, HOWEVER, beginning on the 121st day from the Closing Date, the Lookback Period shall be increased by two (2) days and thereafter, by an additional two (2) trading days every thirty (30) days until the Lookback Period equals a maximum of thirty (30) trading days.

              For purposes hereof, the term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security in the OTC Bulletin Board for such security as reported by Bloomberg Financial Markets ("Bloomberg") in the over-the-counter market on the electronic bulletin board for such security (the "OTC Bulletin Board"), or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Debentures constituting a majority of the Outstanding Principal Amount. If the Company and the Holders of the Debentures are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 5(b) hereof with the term "Closing Bid Price" being substituted for the term "Average Share Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

              (b) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Average Share Price or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Average Share Price or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Share Price or the Conversion Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be conclusive, final and binding upon all parties. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the Holder's calculation or determination was correct, or by the Holder, in the event the Company's calculation or determination was correct, or equally by the Company and the Holder in the event that neither the Company's or the Holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under the Debentures shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b).

              (c)    ADJUSTMENTS OF CONVERSION PRICE.

                     (i) ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the issuance of the Debentures (the "Issuance Date"), effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this
Section 5(c)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                     (ii) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                            (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                            (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                     (iii) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders of Debentures shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Debentures been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this
Section 5(c)(iii) with respect to the rights of the Holders of the Debentures.

                     (iv) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon conversion of the Debentures at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(c)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(c)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of such Debentures shall have the right thereafter to convert such Debentures into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by Holders of the number of shares of Common Stock into which such Debentures might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                     (v) ADJUSTMENTS FOR REORGANIZATION, MERGER, CONSOLIDATION OR SALES OF ASSETS. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(c)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in
Section 5(c)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (each an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of the Debentures shall have the right thereafter to convert such the Debentures into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this
Section 5(c)(v) with respect to the rights of the Holders of the Debentures after the Organic Change to the end that the provisions of this Section 5(c)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Debentures) shall be applied after that event in as nearly an equivalent manner as may be practicable to the manner in which such provisions were applicable prior to the Organic Change.

                     (vi) CONSIDERATION FOR STOCK. In case any shares of Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities") other than the Debentures, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                            (1)    in connection with any merger or
       consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                            (2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Debentures, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Debentures immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Debentures.

                     (vii) CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Debentures upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, options or rights to purchase stock under the Company's stock option plan or an employee stock option plan for the grant of options to purchase shares of Common Stock with the consent of Holders of seventy-five percent (75%) of the outstanding Debentures, unless such options on rights were, at the time of grant, at an exercise price which was less than the fair market value of a share of Common Stock at the time of grant.

              (d) RECORD DATE. In case the Company shall take record of the Holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or

Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

              (e) CERTIFICATES AS TO ADJUSTMENTS. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Debentures pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of such Debentures a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder of such affected Debentures, at any time, furnish or cause to be furnished to such Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Debentures. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

              (f) ISSUE TAXES. The Company shall pay any and all issue and other taxes and similar charges, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Debentures pursuant thereto; PROVIDED, HOWEVER, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any Holder in connection with any such conversion.

       6.     CONVERSION RESTRICTIONS.

              (a) Notwithstanding anything to the contrary set forth in Sections 3 and 5 hereof, in no event shall any Holder be entitled to convert Debentures in excess of that Outstanding Principal Amount of such Debentures which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Outstanding Principal Amount of Debentures with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) the conversion of the remaining, nonconverted portion of the Outstanding Principal Amount of the Debentures held by the Holder and its affiliates, and (ii) the exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6, beneficial ownership shall be calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

              (b)    20% CONVERSION CAP.

                     (i) Notwithstanding any other provision herein to the contrary, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Debentures if the issuance of such shares of Common Stock, together with such other shares of Common Stock required by the securities laws to be aggregated pursuant to the transactions contemplated by the Purchase Agreement, would exceed 19.99% of the aggregate number of shares of Common Stock issued and outstanding at such date (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders pursuant to the rules of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount (the "Shareholder Approval"); PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Company, will issue such number of shares of Common Stock issuable upon conversion of the Debentures at the then current Conversion Price up to the Exchange Cap (after giving effect for any other shares of Common Stock required by the securities laws to be aggregated with the transactions contemplated by the Purchase Agreement).

                     (ii) If, at any time, a holder of Debentures requests that such Debentures be converted and such conversion would result in the issuance of Common Stock which in the aggregate would exceed the Exchange Cap (after giving effect for any other shares of Common Stock required by the securities laws to be aggregated with the transactions contemplated by the Purchase Agreement), the Company shall within 30 days of the Conversion Date call a meeting, or solicit written consent, of its shareholders in order to seek the Shareholder Approval, which shareholders meeting shall take place within 60 days of the Conversion Date. Except as otherwise provided by Section 6(b)(iii) below, until the Shareholder Approval is obtained the Company shall not be required to convert Debentures into Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Debentures issued to such holder pursuant to this Agreement and the denominator of which is the aggregate principal amount of all the Debentures issued pursuant to the Purchase Agreement (the "Cap Allocation Amount"). In the event that the Company shall convert all of such holder's Debentures into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of the Debentures, on a pro rata basis in proportion to the principal amount of the Debentures then outstanding and held by each such holder. Nothing in this provision shall limit a holder's right to request conversion of the Debentures.

                     (iii) In the event that the Company fails to obtain Shareholder Approval in accordance with this Section 6(b), the Company shall, within five (5) business days after such failure, at the Company's option, either:

                            (1) prepay the portion of the Debentures for which the Company is unable to issue Common Stock in accordance with such Holder's Conversion Notice at a price equal to the 125% of the Outstanding Principal Amount of the Debenture as of such Conversion Date after taking into account the extent, if any, to which the Company was able to convert a portion of the Debenture into shares of Common Stock; or

                            (2)    issue shares of the Common Stock in
       accordance with such Holder's Conversion Notice.

                     Notwithstanding anything to the contrary contained in the foregoing, the Holder may elect to void its Conversion Notice and retain or have returned, as the case may be, the Debentures that were to be converted pursuant to such Holder's Conversion Notice (provided that a Holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

       7.     MANDATORY PREPAYMENT.

              (a) PREPAYMENT UPON OCCURRENCE OF MAJOR TRANSACTION. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below) the Holder shall have the right, at such Holder's option, to require the Company to prepay all or a portion of this Debenture at a prepayment price equal to 125% of the Outstanding Principal Amount of the Debenture. Notwithstanding anything in the foregoing to the contrary, if Holders of at least seventy-five percent (75%) of the outstanding Debentures consent to a Major Transaction, no Holder shall have the right to require the Company to prepay all or a portion of the Debentures.

                     (i) DEFINED. A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                            (1) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which Holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                            (2) the sale or transfer of all or substantially all of the Company's assets; or

                            (3)    consummation of a purchase, tender or
       exchange offer made to the Holders of more than 30% of the outstanding shares of Common Stock.

                     (ii) MECHANICS. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each Holder of Debentures. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major
Transaction is not delivered at least 10 days prior to a Major Transaction, at any time within 10 days prior to a Major Transaction), any Holder of Debentures then outstanding may require the Company to prepay, effective immediately prior to the consummation of such Major Transaction, the Outstanding Principal Amount of such Holder's Debentures by delivering written notice thereof via facsimile and overnight courier ("Request for Prepayment Upon Major Transaction") to the Company, which Request for
Prepayment Upon Major Transaction shall indicate (i) the Outstanding
Principal Amount of such Debentures and (ii) the applicable prepayment price as calculated pursuant to this Section 7.

              (b) PREPAYMENT UPON OCCURRENCE OF TRIGGERING EVENT. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Triggering Event (as defined below) the Holder shall have the right, at such Holder's option, to require the Company to prepay all or a portion of this Debenture at a prepayment price equal to 125% of the Outstanding Principal Amount of the Debenture.

                     (i) DEFINED. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                            (1) the failure of the Registration Statement to be declared effective by the Commission on or prior to the date which is one hundred twenty (120) days after the Closing Date;

                            (2) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Purchase Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder of the Debentures for sale of the Registrable Securities (as defined in the Registration Rights Purchase Agreement) in accordance with the terms of the Registration Rights Purchase Agreement, and such lapse or unavailability continues for a period of twenty consecutive trading days, PROVIDED that the cause of such lapse or unavailability is not due to factors solely within the control of such Holder of Debentures;

                            (3) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, for a period of five (5) consecutive days;

                            (4)    the Company's notice to any Holder of
       Debentures, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Debentures into shares of Common Stock;

                            (5) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Debenture within three (3) business days after the receipt by the Company of the Conversion Notice and the original Debenture; or

                            (6) the Company breaches any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Registration Rights Purchase Agreement, this Debenture or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(e) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten days.

                     (ii) MECHANICS. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder of Debentures. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Debentures then outstanding may require the Company to prepay Outstanding Principal Amount of such Debentures by delivering written notice thereof via facsimile and overnight courier ("Request for Prepayment Upon Triggering Event") to the Company, which Request for Prepayment Upon Triggering Event shall indicate (i) the Outstanding Principal Amount of such Debentures and
(ii) the applicable prepayment price as calculated pursuant to Section 7(b) above.

              (c) PAYMENT BY THE COMPANY. Upon the Company's receipt of either a Request for Prepayment Upon Major Transaction or a Request for Prepayment Upon Triggering Event from any Holder of Debentures, the Company shall immediately notify each Holder of Debentures by facsimile of the Company's receipt of such request and each Holder which has sent such a request shall promptly submit to the Company such Holder's original Debenture which such Holder has elected to have prepaid. The Company shall make prepayment (i) immediately prior to the consummation of the Major Transaction or (ii) in the case of a Triggering Event, to such Holder within five (5) business days after the Company's receipt of the Request for Prepayment Upon Triggering Event; PROVIDED that a Holder's original Debenture shall have been so delivered to the Company; PROVIDED FURTHER that if the Company is unable to prepay all of the Debentures, the Company shall redeem a portion from each Holder of Debentures equal to such Holder's pro-rata amount (based on the Outstanding Principal Amount of Debentures held by such Holder relative to aggregate Outstanding Principal Amount of Debentures outstanding) of all Debentures. If the Company shall fail to prepay all of the Debentures submitted for prepayment, in addition to any remedy such Holder of Debentures may have under the Articles of Incorporation and the Purchase Agreement, the applicable prepayment price payable in respect of such unpaid Debentures shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

              (d)    CANCELLATION NOTICE BY HOLDER.

                     (i) Until the Company prepays in full to a Holder of shares of Debentures submitted for prepayment, such Holder shall have the option, in lieu of prepayment, to require the Company to promptly return to such Holder(s) the Debentures that were submitted for prepayment by such Holder(s) under this Section 7 and for which the applicable prepayment price has not been paid, by sending written notice thereof to the Company via facsimile (the
"Cancellation Notice").   Upon the Company's receipt of such Cancellation
Notice(s) and prior to prepayment to such Holder, (i) the Request for Prepayment Upon Triggering Event or the Request for Prepayment Upon Major Transaction, as the case may be, shall be rendered null and void with respect to that Outstanding Principal Amount of Debentures submitted for prepayment and for which prepayment has not been made, (ii) the Company shall immediately return to the applicable Holder, at the sole cost and expense of the Company, any Debentures submitted to the Company by each Holder for prepayment under Sections 7(a) and (b) and for which no prepayment has been made and (iii) the Conversion Price of such returned Debentures shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Cancellation Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Request for Prepayment Upon Major Transaction or the Request for Prepayment Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Cancellation Notice(s) is delivered to the Company; PROVIDED that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                     (ii) Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price, such dispute shall be resolved pursuant to the provisions of Section 5(b) hereof, with the only differences being that the term "Closing Bid Price" being substituted for the term "Average Share Price." A Holder's delivery of a Cancellation Notice and exercise of its rights following such delivery of the Cancellation Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such Cancellation Notice. Payments provided for in this
Section 7 shall have priority to payments to all other shareholders of the Company in connection with a Major Transaction.



8.     COMPANY'S REDEMPTION OPTION.

              (a) MECHANICS. The Company may prepay all or a portion of the Debentures outstanding upon thirty (30) days prior written notice (the "Redemption Notice") at a price equal to:

                     (i) if the prepayment occurs within 60 days after the Closing Date, 108% of the Outstanding Principal Amount plus any accrued but unpaid interest;

                     (ii) if the prepayment occurs between 61 and 120 days after the Closing Date, 113% of the Outstanding Principal Amount plus any accrued but unpaid interest;

                     (iii) if the prepayment occurs between 121 and 180 days after the Closing Date, 118% of the Outstanding Principal Amount plus any accrued but unpaid interest; and

                     (iv) if the prepayment occurs 181 or more days after the Closing Date, the greater of (A) 118% of the Outstanding Principal Amount plus any accrued but unpaid dividends being prepaid or (B) the full economic benefit that a Holder would derive from converting the Debentures and selling the Common Stock issuable upon such conversion on the date of redemption by the Company (as defined below) (the "Redemption Price").

              (b) HOLDER'S PRIOR CONVERSION OPTION. Notwithstanding the foregoing, if a Holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within twenty-four (24) hours after the Holder's receipt of the Company's Redemption Notice, the Debentures designated to be converted may not be redeemed by the Company; PROVIDED FURTHER that if during the period between delivery of the Redemption Notice and the Redemption Date (as defined below) a Holder shall become entitled to deliver a Request for Prepayment Upon Major Transaction or Request for Prepayment Upon Triggering Event, then the right of such Holder shall take precedence over the previously delivered Redemption Notice. Notwithstanding anything to the contrary contained in the foregoing sentence, if a Holder elects to convert its Debentures after receipt of a Redemption Notice, such Holder may convert up to a maximum of thirty percent (30%), at the Holder's discretion, of the amount to be prepaid by the Company. The Redemption Notice shall state the date of prepayment which date shall be the thirty-first (31st) day after the Company has delivered the Redemption Notice (the "Redemption Date"), the Redemption Price and the number of shares to prepaid by the Company. The Company shall not send a Redemption Notice unless it has good and clear funds for a minimum of the amount in intends to redeem in a bank account controlled by the Company; PROVIDED that if the prepayment by the Company is expected to be made contemporaneous with the closing of a public offering of the Company, then the Company may not have good and clear funds in the bank account at the time of delivery of the Redemption Notice and the Company may not send any such Redemption Notice until the day immediately preceding the date public offering is priced. The Company shall deliver the Redemption Price to the Escrow Agent (as defined in the Purchase Agreement) within five (5) business days after the Company has delivered the Redemption Notice; PROVIDED, that if the Holder(s) delivers a Conversion Notice before the Redemption Date, then the portion of the Redemption Price which would be paid to redeem the portion of the Debentures covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the Holder(s). On the Redemption Date, the Escrow Agent shall pay the Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holder(s) on a pro rata basis, FURTHER PROVIDED, however, that upon receipt by the Escrow Agent of the Debentures to be redeemed pursuant to this Section 8, the Escrow Agent shall, on the next business day following the date of receipt by the Escrow Agent of such Debentures, pay the Redemption Price to the Holder(s) on a pro rata basis. If the Company fails to pay the Redemption Price by the sixth (6th) business day after the Company has delivered the Redemption Notice, the redemption will be declared null and void and the Company shall lose its right to serve a Redemption Notice in the future.

       9.     INABILITY TO FULLY CONVERT.

              (a) HOLDER'S OPTION IF COMPANY CANNOT FULLY CONVERT. If, upon the Company's receipt of a Conversion Notice or on the Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement (the "Conversion Shares") for any reason whatsoever, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities from issuing all of the Common Stock which is to be issued to a Holder of Debentures pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement (without relieving the Company for any breach for failure to do any of the foregoing), then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such Holder's Conversion Notice and pursuant to Section 3 above and, with respect to the unconverted Debentures, the Holder, solely at such Holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

                     (i) require the Company to prepay the portion of the Debentures for which the Company is unable to issue Common Stock in accordance with such Holder's Conversion Notice at a price equal to the 125% of the Outstanding Principal Amount of the Debenture as of such Conversion Date after taking into account the extent, if any, to which the Company was able to convert a portion of the Debenture into shares of Common Stock (the "Balance Prepayment Price");

                     (ii) if the Company's inability to fully convert Debentures is pursuant to Section 9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such Holder's Conversion Notice and pursuant to Section 5(c)(ii) above;

                     (iii) void its Conversion Notice and retain or have returned, as the case may be, the Debentures that were to be converted pursuant to such Holder's Conversion Notice (provided that a Holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

              (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. The Company shall immediately send via facsimile to a Holder of Debentures, upon receipt of a facsimile copy of a Conversion Notice from such Holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such Holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such Holder's Conversion Notice, (ii) the Outstanding Principal Amount of Debentures which cannot be converted and (iii) the applicable Balance Prepayment Price. Such Holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

              (c) PAYMENT OF BALANCE PREPAYMENT PRICE. If such Holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Balance Prepayment Price in cash to such Holder within thirty (30) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert; PROVIDED that prior to the Company's receipt of the Holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such Holder stating, to the satisfaction of the Holder, that the Conversion Shares issuable to such Holder can and will be delivered to the Holder in accordance with the terms of Section 3 hereof. If the Company shall fail to pay the applicable Balance Prepayment Price to such Holder on a timely basis as described in this Section 9(c), in addition to any remedy such Holder of Debentures may have under this Debenture and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Balance Prepayment Price is paid in full to such Holder, such Holder may (i) void prepayment with respect to those Debentures for which the full Balance Prepayment Price has not been paid, (ii) receive back such Debentures, and (iii) require that the Conversion Price of such returned Debentures be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided its request for payment of the Balance Prepayment Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided its request for payment of the Balance Prepayment Price.

              (d) PRO-RATA CONVERSION. In the event the Company receives a Conversion Notice from more than one Holder of Debentures on the same day and the Company can convert and prepay some, but not all, of the Debentures pursuant to this Section 9, the Company shall convert and prepay from each Holder of the Debentures electing to have Debentures converted and prepaid at such time an amount equal to such Holder's pro-rata amount (based on the Outstanding Principal Amount of the Debentures held by such Holder relative to the Outstanding Principal Amount of Debentures outstanding) of all Debentures being converted and prepaid at such time.

       10. REPLACEMENT DEBENTURES. Upon receipt by the Company of (i) evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture(s) and (ii) in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in a form reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of the Debenture(s), the Company shall execute and deliver new Debenture(s) of like tenor and date; PROVIDED, HOWEVER, the Company shall not be obligated to re-issue the Debenture(s) if the holder contemporaneously requests the Company to convert such Debenture into Common Stock.

       11. COVENANTS OF THE COMPANY . The Company covenants and agrees that, so long as the principal amount and interest of this Debenture remains outstanding and unpaid, in whole or in part:

              (a) No Event of Default (as defined in Section 12 hereof) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction.

              (b) The Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Debentures then outstanding; PROVIDED that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which Debentures are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Debentures based on the number of shares of Debentures held by each Holder at the time of issuance of the Debentures or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the Outstanding Principal Amount of the Debentures then held by such Holder. The Company shall, from time to time in accordance with the Florida Business Corporation Act, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 11(b).

              (c) If any shares of Common Stock to be reserved for the purpose of conversion of Debentures require registration or listing with or approval of any governmental authority, stock exchange or other established trading market or other regulatory body (including, without limitation, the NASD) under any Federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, use its best efforts to secure such registration, listing or approval, as the case may be.

              (d) The Company will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

              (e) The Company will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to the Company as its counsel may advise.

              (f) The Company will, and will cause each of its subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto.

              (g) The Company will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

              (h) The Company will not incur, or permit the occurrence of or otherwise permit to be outstanding, any indebtedness which (i) is senior in right of payment to the Debentures or (ii) is PARI PASSU in right of payment to the Debentures except (y) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof (including without limitation the Series 1 Debentures) and
(z) indebtedness to trade creditors incurred in the ordinary course of business.

              (i) The Company shall not, without the written consent of the Holders of a majority of the then Outstanding Principal Amount of the Debentures, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (b) made in the ordinary course of business.

              (j) The Company shall not, without the written consent of the Holders of a majority of the then Outstanding Principal Amount of the Debentures, assume, guarantee, endorsed, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (i) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (ii) similar transactions in the ordinary course of business.

              (k) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action,
(i) avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or (ii) impair the rights and privileges of the Holders under this Debenture. The Company shall at all times in good faith, assist in the carrying out of all the provisions of this Debenture.

       12. EVENT OF DEFAULT. The following shall constitute "Events of Default" by the Company:

              (a) The dissolution of the Company or any subsidiary of the Company or any vote in favor thereof by the board of directors and shareholders of the Company or any subsidiary of the Company; or

              (b) The Company or any of its subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or the Company or any of its subsidiaries files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against the Company or any of its subsidiaries, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

              (c) The Company fails to pay the principal amount of this Debenture or any of the other Debentures as and when the same becomes due and payable or fails to pay the interest on, or any other amount payable under, this Debenture or any of the other Debentures the date the same becomes due and payable; or

              (d) The Company defaults in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Debenture; or

              (e) The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company or any of its subsidiaries (other than the Debentures, or any of them) having an aggregate face or principal amount in excess of $100,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the Holder or Holders of such indebtedness to declare the same to be due prior to the stated maturity thereof; or

              (f) Any money judgment (including any arbitration award, but only if reduced to a judgment), writ or warrant of attachment, or similar process in excess of $100,000 in the aggregate shall be entered or filed against the Company, its subsidiaries or any of their properties or other assets and which shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
(60) days or in any event later than sixty (30) days prior to the date of any proposed sale thereunder; or

              (g) Any of the representations or warranties made by the Company herein, in the Purchase Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) business days after notice from the Holder of such condition; or

              (h) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

              (i) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

              (j) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

       Unless an Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of and (except in the case of clauses (h), (i) and
(j) above) on notice by the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

       In addition to the foregoing, and notwithstanding any waiver by Holder with respect to an Event of Default, upon an Event of Default, the rate of interest on this Debenture, shall, to the maximum extent of the law, be permanently increased by two percent (2%) per annum (i.e., from 5% to 7% per annum) commencing on the first day of the thirty (30) day period (or part thereof) following the Event of Default; an additional two percent (2%) per annum commencing on the first day of each of the second and third such thirty
(30) day periods (or part thereof); and an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until this Debenture has been duly repaid as herein provided; provided that in no event shall the rate of interest exceed the lower of 20% or the highest rate permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Debentures as to which the Event of Default has occurred.

       13. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in the Debentures is not intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and in addition to all other remedies available under the Debentures, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of the Debentures. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Debentures and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Debentures shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

       14.    UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

              (a) The obligations to make the payments provided for in this Debenture are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

              (b) If, following the occurrence of an Event of Default, Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Debenture, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Debenture, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

              (c) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

              (d) This Debenture may not be modified or discharged (other than by payment) except by a writing duly executed by the Company and Holder.

              (e) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Holder had or is existing as security for any amount called for hereunder.

       15.    MISCELLANEOUS.

              (a) HEADINGS; INTERPRETATION. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

              (b) NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second
(2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, to the address of the intended recipient as set forth in the preamble to this Debenture or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Debenture. Any party hereto may from time to time change its address for notices by giving at least ten
(10) days written notice of such changed address to the other party hereto.

              (c) GOVERNING LAW. This Debenture and the obligations of the Company and the rights of Holder shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

              (d) JURISDICTION; FORUM. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection which The Company may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon the Company, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS-CLAIM ASSERTED IN ANY SUCH ACTION.

              (e) BINDING AGREEMENT. This Debenture shall bind the Company and its successors and assigns.

              (f) SAVINGS CLAUSE. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.


                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the undersigned has executed and subscribed
this Debenture and does affirm the foregoing as true this      day of May, 2000.

                            INTERNET SPORTS NETWORK, INC.

                            By:
                               Name:
                               Title: